EXHIBIT 10.3

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DC LIQUIDATING ASSETS HOLDCO LLC

Dated as of November 3, 2015

TABLE OF CONTENTS

		Page
Article 1
DEFINITIONS AND TERMS
1.1	Definitions	2
1.2	Other Defined Terms and References	2

Article 2
THE COMPANY AND ITS BUSINESS
2.1	Formation of Company	2
2.2	Name	3
2.3	Principal Office	3
2.4	Registered Office and Registered Agent	3
2.5	Term	3
2.6	Purpose	3

Article 3
MEMBERS AND CAPITAL CONTRIBUTIONS
3.1	Members	4
3.2	Capital Contributions	4
3.3	Classes of Membership Interests	4
3.4	Capital Accounts	4

Article 4
ALLOCATION OF PROFITS AND LOSSES; CERTAIN TAX MATTERS
4.1	Allocation of Profits and Losses	5
4.2	Tax Matters Partner	7
4.3	Federal Income Tax Elections	7

Article 5
DISTRIBUTIONS
5.1	Distribution of Cash	7
5.2	Distributions in Liquidation	8
5.3	Distributions in Kind	8

i

Article 6
MANAGEMENT
6.1	Management of the Company	8
6.2	Delegation of Authority	8
6.3	Liability of the Managing Member	8
6.4	Reimbursement of Managing Member	98
6.5	Employment or Retention of Affiliates	9

Article 7
BOOKS, RECORDS, and REPORTS
7.1	Fiscal Year; Maintenance of Books and Records	9
7.2	Financial Reports	109

Article 8
TRANSFER OF membership INTERESTS
8.1	Transfer of Membership Interests	10

Article 9
DISSOLUTION AND LIQUIDATION
9.1	Dissolution	10
9.2	Liquidation and Termination of the Company	10

Article 10
EXCULPATION AND INDEMNIFICATION
10.1	Exculpation	11
10.2	Indemnification	11

Article 11
MISCELLANEOUS PROVISIONS
11.1	Notices	12
11.2	Governing Law	12
11.3	Further Actions	12
11.4	Survival of Rights	13
11.5	Severability	13
11.6	Third Party Beneficiaries	13
11.7	Partition	13
11.8	Entire Agreement	13
11.9	Waiver	13
11.10	Amendments	13
11.11	Counterparts	14

ii

APPENDICES AND EXHIBITS

Appendix A	Defined Terms

Appendix B	Retained Properties

Exhibit A	Members

iii

DC LIQUIDATING ASSETS HOLDCO LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), made and entered into and effective as of the 3rd of November, 2015, by and among DC Industrial Liquidating Trust, a Maryland statutory trust (the “Liquidating Trust” or “Managing Member”), and Industrial Income Advisors Group LLC, a Delaware limited liability company (“Sponsor Member”).

RECITALS

(A) The Agreement and Plan of Merger, dated July 28, 2015, by and among Industrial Income Trust, Inc. (“IIT”), Western Logistics LLC, a Delaware limited liability company, and Western Logistics II LLC (the “Merger Agreement”), provides for the liquidation of the assets of IIT and its subsidiaries not disposed of in the merger contemplated by the Merger Agreement (the “Merger” and such plan of liquidation, the “Plan”);

(B) The Plan provides, among other things, that prior to consummation of the Merger, IIT will transfer its indirect ownership interests in the Retained Properties (as defined herein) to a limited liability company formed to complete the development, lease-up, sale and distribution of the proceeds of the sale of the Retained Properties;

(C) DC Liquidating Assets Holdco LLC, a Delaware limited liability company (the “Company”), was formed pursuant to the Delaware Limited Liability Company Act in 6 Delaware Code Sections 18-101, et. seq. (the “Delaware Act”) to serve as such limited liability company by the filing of a Certificate of Formation (the “Certificate of Formation”) with the Secretary of State of the State of Delaware on August 12, 2015 and, on that date, IIT Real Estate Holdco LLC, a Delaware limited liability company (“Real Estate Holdco”), entered into a Limited Liability Company Agreement of DC Liquidating Assets Holdco LLC, as the sole member of the Company (the “Initial LLC Agreement”);

(D) On or prior to the date hereof, Real Estate Holdco contributed its direct or indirect ownership interests in the Retained Properties as a capital contribution to the Company;

(E) On or prior to the date hereof, Real Estate Holdco amended the Initial LLC Agreement to create two classes of membership interests, consisting of (i) common membership interests (the “Common Interests”) and (ii) special membership interest (“Special Interests”), and thereafter distributed such membership interests to its sole member, Industrial Income Operating Partnership LP, which in turn distributed such membership interests to its partners, in a partnership division, as follows: 100% of the Common Interests to IIT and 100% of the Special Interests to Sponsor Member;

(F) In accordance with the Plan, IIT has transferred the Common Interests to the Liquidating Trust for the benefit of IIT’s stockholders and entered into an Amended and Restated Agreement and Declaration of Trust, dated this date (the “Liquidating Trust Agreement”), with the trustees of the Liquidating Trust named therein (the “Trustees”);

(G) Under the Liquidating Trust Agreement, the Trustees shall administer the Liquidating Trust and, through the Liquidating Trust’s role as the Managing Member, the Subsidiaries of the Liquidating Trust, including the Company, in order to liquidate the Retained Properties and, upon satisfaction of all related liabilities and obligations, to cause the residue of the proceeds of the liquidation to be distributed to the Company and thereafter to the Members in accordance with the terms hereof; and

(H) The Members desire to amend and restate the Initial LLC Agreement, as heretofore amended, by entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and the promises contained herein (the receipt and sufficiency of which being hereby acknowledged), the parties hereto, intending to be legally bound, do hereby agree that the Initial LLC Agreement, as heretofore amended, is hereby amended and restated in its entirety as follows:

Article 1

DEFINITIONS AND TERMS

1.1 Definitions. Capitalized terms used in this Agreement without definition will have the meanings set forth in Appendix A to this Agreement. All capitalized terms used in this Agreement which are not defined in Appendix A shall have the meaning set forth elsewhere in this Agreement. The use of any term defined in this Agreement in its uncapitalized form indicates that the word has its normal and general meaning.

1.2 Other Defined Terms and References. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders; unless the context requires otherwise, the plural shall be deemed to include the singular, and the singular shall be deemed to include the plural; words importing persons shall include partnerships, corporations and other entities; when reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated; and the terms “herein,” “hereof” and “hereunder” or other similar terms, refer to this Agreement as a whole and not only to the particular sentence, subsection or section in which any such term may be employed. Whenever in this Agreement the word “including” is used, it shall be deemed to be for purposes of identifying only one or more of the possible alternatives, and the entire provision in which such word appears shall be read as if the phrase “including without limitation” were actually used in the text. The section headings herein are for convenience only and shall not affect the construction hereof. All references to dollars (or the symbol “$”) contained herein shall be deemed to refer to United States dollars. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

Article 2

THE COMPANY AND ITS BUSINESS

2.1 Formation of Company. The Company has been formed as a limited liability company under the Delaware Act by the filing of the Certificate of Formation. The Members hereby agree to continue the Company as a limited liability company under the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement. The Managing Member is hereby authorized to file and record any amendments to the Certificate of Formation and such other documents as may be reasonably required or appropriate under the Delaware Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

2.2 Name. The name of the Company is “DC Liquidating Assets Holdco LLC”. The Company shall operate its business under such name or use such other or additional names as the Managing Member may deem necessary or desirable.

2.3 Principal Office. The Company shall maintain its principal place of business at 518 Seventeenth Street, 17th Floor Denver, CO, or at such other place as the Managing Member may determine from time to time.

2.4 Registered Office and Registered Agent. The Company’s registered office in the State of Delaware shall be at the offices of its registered agent, The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The registered office and registered agent may be changed from time to time by filing the address of the new registered office or the name of the new registered agent with the Secretary of State of the State of Delaware pursuant to the Delaware Act.

2.5 Term. The term of the Company commenced on the date of the filing of the Certificate of Formation pursuant to the Delaware Act, and shall continue until the dissolution and liquidation of the Company pursuant to Article 9.

2.6 Purpose.

(a) The purpose of the Company shall be, either by itself or through one or more Property Companies:

(i) To liquidate the Retained Properties;

(ii) To own the Retained Properties or interests in the Property Companies;

(iii) To develop, construct, operate, lease up, finance, administer, and realize the value of the Retained Properties for the ultimate purpose of liquidating the Retained Properties and distributing the net proceeds thereof to the Members; and

(iv) To conduct all activities reasonably necessary or desirable to accomplish the foregoing purposes.

(b) The Company shall have no objective to continue or engage in the conduct of a trade or business or cause any Property Company to continue or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of, and preservation or realization of the value of, the Retained Properties.

(c) The Company is not authorized to, and shall not, engage in any activities other than as described in Sections 2.6(a) and 2.6(b).

Article 3

MEMBERS AND CAPITAL CONTRIBUTIONS

3.1 Members. The names and addresses of the Members, together with the class of membership interests that each owns, are shown on Exhibit A.

3.2 Capital Contributions.

(a) Initial Capital Contribution. On or prior to the date hereof, Real Estate Holdco conveyed direct or indirect equity interests in the Property Companies and certain other assets to the Company in exchange for all of the Membership Interests.

(b) Limitations. No Member (i) will be entitled or required to make any Capital Contribution to the Company or to loan any funds to the Company; (ii) shall have any liability for the repayment of the Capital Contribution of any other Member, and each Member shall look only to the assets of the Company for return of its Capital Contributions; (iii) will have the right (A) to demand a withdrawal, reduction or return of its Capital Contributions, (B) to receive interest on its Capital Contributions, (C) to demand property other than cash in return of its Capital Contributions, (D) except as may otherwise be required by law in connection with a dissolution, winding up and termination of the Company, to bring an action for partition against the Company or (E) to receive any priority over any other Member with respect to the return of its Capital Contributions; and (iv) will have any obligation to restore any negative balance in its Capital Account at any time including upon liquidation or dissolution of the Company.

3.3 Classes of Membership Interests. The Company shall have two classes of Membership Interests, designated as “Common Interests” and “Special Interests,” with such rights and obligations as are set forth in this Agreement.

3.4 Capital Accounts. A separate capital account (“Capital Account”) shall be maintained for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv).

(a) General Rules for Adjustment of Capital Accounts. The Capital Account of each Member shall be adjusted in a manner consistent with Regulations Section 1.704-1(b)(2)(iv) as follows:

(i) Increases. The Capital Account of each Member shall be increased by:

(A) such Member’s cash Capital Contributions;

(B) the agreed fair market value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752);

(C) all items of Profit and other “book” items of gain or income allocated to such Member pursuant to Article 4 or other provisions of the Agreement; and

(D) any other increases to capital accounts required by Regulations Section 1.704-1(b)(2)(iv).

(ii) Decreases. The Capital Account of each Member shall be decreased by:

(A) the amount of cash distributed to such Member;

(B) the agreed fair market value of all distributions of property made to such Member pursuant to this Agreement (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Code Section 752);

(C) all items of Loss and other “book” items of expense or loss allocated to such Member pursuant to Article 4 or other provisions of the Agreement; and

(D) any other decreases to capital accounts required by Regulations Section 1.704-1(b)(2)(iv).

(b) Special Rules with Respect to Capital Accounts.

(i) Time of Adjustment for Capital Contributions. For purposes of computing the balance in a Member’s Capital Account, no credit shall be given for any Capital Contribution which such Member is to make until such Capital Contribution is actually made.

(ii) Intent to Comply with Treasury Regulations. The provisions of Sections 3.4 and 3.5 and the provisions of Article 4 relating to the maintenance of Capital Accounts and the allocation of Profits and Losses and other “book” items of the Company are intended to comply with Section 704(b) of the Code and the Regulations thereunder, and shall be interpreted and applied in a manner consistent therewith. To the extent such provisions are inconsistent with such Section 704(b) of the Code and the Regulations thereunder the TMP may, upon the advice of tax counsel and with the Approval of the Members, alter the manner in which Capital Accounts are maintained or allocations are made in order to comply with Section 704(b) and the Regulations thereunder.

(iii) Transferee’s Capital Account. In the event that any Member transfers any Membership Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest, adjusted for distributions of available cash made pursuant to this Agreement and allocations of Profits or Losses as of the end of the month that includes the date of such transfer. The books of the Company shall be closed in accordance with Section 706(d) of the Code.

Article 4

ALLOCATION OF PROFITS AND LOSSES; CERTAIN TAX MATTERS

4.1 Allocation of Profits and Losses

(a) General. Net Profit and net Loss (or items thereof) of the Company for each Fiscal Year or other applicable period of the Company shall be allocated to the holder of the Common Interests.

(b) Managing Member Gross Income Allocation. There shall be specially allocated to the Managing Member an amount of (i) first, items of Company income and (ii) second, items of Company gain during each Fiscal Year or other applicable period, before any other allocations are made hereunder, in an amount equal to the excess, if any, of (A) the cumulative distributions made to the Managing Member under Section 6.4(b) hereof, other than distributions which would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses which would properly be deductible by the Company, over (B) the cumulative allocations of Company income and gain to the Managing Member under this Section 4.1(b).

(c) Special Allocation with Respect to Sales. Items of income, gain, credit, loss and deduction of the Company for each Fiscal Year or other applicable period from Sales, other than any such items allocated under Section 5.1(b), shall be allocated among the Members in a manner that will, as nearly as possible (after giving effect to the allocations at the end of such Fiscal Year or other applicable period) equal (i) the amount of the hypothetical distribution that such Member would receive if the Company were liquidated on the last day of such period and all assets of the Company, including cash, were sold for cash equal to their Carrying Value, taking into account any adjustments thereto for such period, all liabilities of the Company were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.1(i), minus (ii) the sum of such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, all computed as of the date of the hypothetical sale of assets.

(d) Nonrecourse Deductions; Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Company that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated to the holder of the Common Interests, (ii) any expense of the Company that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Member that bears the “economic risk of loss” with respect to the liability to which such deductions are attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Company Minimum Gain within the meaning of Regulations Section 1.704-2(0)(1) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Member Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j).

(e) Qualified Income Offset. If a Member unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Member’s Capital Account that exceeds the sum of such Member’s shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Member shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). This Section 4.1(e) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith. After the occurrence of an allocation of income or gain to a Member in accordance with this Section 4.1(e), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Member in an amount necessary to offset the income or gain previously allocated to such Member under this Section 4.1(e).

(f) Allocations Between Transferor and Transferee. If a Member transfers any part or all of its Membership Interest, the distributive shares of the various items of Profit and Loss allocable among the Members during such Fiscal Year of the Company shall be allocated between the transferor and the transferee Member either (i) as if the Company’s Fiscal Year had ended on the date of the transfer, or (ii) based on the number of days of such Fiscal Year that each was a Member without regard to the results of Company activities in the respective portions of such Fiscal Year in which the transferor and the transferee were Members. The Managing Member, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Member.

(g) Curative Allocations. The allocations set forth in Sections 4.1(d) and 4.1(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The Managing Member is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.1(g). Therefore, notwithstanding any other provision of this Section 4.1 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Member’s Capital Account is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 5.1(a), (b), (c) and (f).

4.2 Tax Matters Partner. The Managing Member is hereby designated as “tax matters partner” as defined in Code Section 6231 (the “TMP”), with the powers and duties of a tax matters partner under the Code. The Company shall pay for all costs incurred in connection with all examinations of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings, and the TMP is authorized to expend Company funds for professional services and costs associated therewith. The TMP shall keep the Members informed of all administrative and/or judicial proceedings for the adjustment of partnership items (as defined in Section 6231(a)(3) of the Code and regulations promulgated thereunder).

4.3 Federal Income Tax Elections. The TMP, on behalf of the Company, may make all elections for federal income tax purposes, including, without limitation, the following:

(a) Use of Accelerated Depreciation Methods. To the extent permitted by applicable law and regulations, the Company may elect to use an accelerated depreciation method on any depreciable portion of Company Property.

(b) Adjustment of Basis of Assets. In case of a transfer of all or part of the Membership Interest of any Member, the Company shall if requested by the transferee Member elect, pursuant to Code Sections 734, 743 and 754 to adjust the basis of the assets of the Company.

(c) Accounting Method. For financial reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all transactions of the Company and be appropriate and adequate for the purposes of the Company.

Article 5

DISTRIBUTIONS

5.1 Distribution of Cash. Except for distributions pursuant to Section 5.2 in connection with the dissolution and liquidation of the Company, any distributions of cash shall be made in accordance with the following provisions:

(i) any distributions of Net Sales Proceeds shall be made in the sole discretion of the Managing Member, with (A) 85% of any Net Sales Proceeds that are distributed pursuant to this Section 5.1(i) distributed to the holder of the Common Interests and (B) 15% of any Net Sales Proceeds that are distributed pursuant to this Section 5.1(i) distributed to the holder of the Special Interests; and

(ii) any distributions of cash other than Net Sales Proceeds shall be made to the holder of the Common Interests.

5.2 Distributions in Liquidation. Upon the dissolution and winding-up of the Company, the proceeds of sale and other Company Property shall be distributed not later than the latest time specified for such distributions pursuant to Regulations Section 1.704-1(b)(i)(b)(2) to the Members in accordance with and in the order and priority set forth in Section 5.1.

5.3 Distributions in Kind. No Member shall be (i) entitled to demand property other than cash in connection with any distributions by the Company or (ii) obligated to accept from the Company a distribution in kind of Company Property. Any distribution in kind of Company Property permitted hereunder shall be distributed in the manner to ensure that the fair market value is distributed and allocated in accordance with this Article 5.

Article 6

MANAGEMENT

6.1 Management of the Company.

(a) Except as otherwise expressly provided in this Agreement, the Managing Member shall have full, complete and exclusive discretion to manage and control the business of the Company for the purposes herein stated, and shall make all decisions affecting the business and assets of the Company.

(b) Except as otherwise provided herein, to the extent the duties of the Managing Member require expenditures of funds to be paid to third parties, the Managing Member shall not have any obligations hereunder except to the extent that Company funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing Member, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Company.

6.2 Delegation of Authority. The Managing Member may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Company, which Person may, under supervision of the Managing Member, perform any acts or services for the Company as the Managing Member may approve.

6.3 Liability of the Managing Member.

(a) The Managing Member shall not be in breach of any duty that the Managing Member may owe to the Members or the Company or any other Persons under this Agreement or of any duty stated or implied by law or equity if the Managing Member, acting in good faith, abides by the terms of this Agreement.

(b) Subject to its obligations and duties as Managing Member set forth in Section 6.1 hereof, the Managing Member may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

6.4 Reimbursement of Managing Member.

(a) Except as provided in this Section 6.4 and elsewhere in this Agreement (including the provisions of Articles 4 and 5 regarding distributions, payments, and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as Managing Member of the Company.

(b) The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all Administrative Expenses incurred by the Managing Member.

6.5 Employment or Retention of Affiliates.

(a) Any Affiliate of the Managing Member may be employed or retained by the Company and may otherwise deal with the Company (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Company any compensation, price, or other payment therefor which the Managing Member determines to be fair and reasonable.

(b) The Company may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c) The Company may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the Managing Member deems are consistent with this Agreement and applicable law.

(d) Except as expressly permitted by this Agreement, neither the Managing Member nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, except pursuant to transactions that are, in the Managing Member’s sole discretion, on terms that are fair and reasonable to the Company.

Article 7

BOOKS, RECORDS, AND REPORTS

7.1 Fiscal Year; Maintenance of Books and Records. The “Fiscal Year” of the Company shall be the taxable year of the Company for federal income tax purposes, which shall be the calendar year unless a different year is required by the Code. The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Delaware Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company’s business. The books of the Company shall be maintained for financial and tax reporting purposes, on an accrual basis in accordance with U.S. GAAP or such other basis as the Managing Member determines to be necessary or appropriate.

7.2 Financial Reports. Managing Member shall, at the expense of the Company, prepare such reports and timely deliver or make available to the Members such reports and information as shall be reasonably required by the Members to comply with their respective reporting requirements under applicable law and their respective organizational documents.

Article 8

TRANSFER OF MEMBERSHIP INTERESTS

8.1 Transfer of Membership Interests. The Membership Interest of each Member is personal property, and may be transferred or assigned only as provided in this Agreement. No Member shall sell, assign, transfer, mortgage, create a security interest in, charge or otherwise encumber, or contract to do or permit any of the foregoing all or any part of its Membership Interest, without the approval of the other Members, each acting in its sole and absolute discretion; provided that each Member may sell, assign or transfer its Membership Interest to any Affiliate of such Member or distribute its Membership Interest to its members, shareholders, unitholders or other direct or indirect owners of equity interests, as the case may be, in each case, in whole or in part, without the approval of the other Members.

Article 9

DISSOLUTION AND LIQUIDATION

9.1 Dissolution. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following:

(a) any event set forth in the Delaware Act; or

(b) the entry of a decree of judicial dissolution under the Delaware Act; or

(c) the unanimous written agreement of all the Members to dissolve the Company.

9.2 Liquidation and Termination of the Company.

(a) Winding Up. Following dissolution of the Company, the Company shall continue solely for the purpose of winding up the affairs of the Company. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed in the manner provided in this Agreement and (ii) winding up of its business or affairs shall have been completed in the manner required by the Delaware Act.

(b) Liquidation Proceeds. The Company shall continue to allocate Profits and Losses and other “book” items and shall continue to and distribute cash or other property during the winding-up period in the same manner and the same priorities as provided for in Article 4 and Article 5. The proceeds from the liquidation of Company Property shall be applied in the following order:

(i) to pay or make reasonable provision for payment of creditors, in the order of priority as provided by law, to the payment of expenses of the winding-up, liquidation and termination of the Company, and to the establishment of such Reserves that Managing Member or the liquidator appointed under Section 9.3(c) may reasonably deem necessary, appropriate or desirable for any contingent, conditional, or unmatured liabilities, debts or obligations of the Company arising out of or in connection with the Company operations; and

(ii) to the Members in accordance with Section 5.2.

Where the distribution pursuant to this Section 9.2 consists both of cash (or cash equivalents) and non-cash assets distributed in accordance with Section 5.3 hereof, the cash (or cash equivalents) shall first be distributed, in a descending order, to fully satisfy each category starting with the most preferred category above. In the case of non-cash assets, the distribution values are to be based on the fair market value thereof as determined in good faith by the liquidator, and the shortest maturity portion of such non-cash assets (e.g., notes or other indebtedness) shall, to the extent such non-cash assets are readily divisible, be distributed, in a descending order, to fully satisfy each category above, starting with the most preferred category.

(c) Liquidator. The liquidator shall be Managing Member or such other Person as may be appointed by the Members. The liquidator is hereby irrevocably appointed as the true and lawful attorney in the name, place and stead of each of the Members, to make, execute, sign, acknowledge and file with respect to the Company all papers which shall be necessary or desirable to effect the dissolution and termination of the Company in accordance with the provisions of this Section 9.2. Notwithstanding the foregoing, each Member, upon the request of the liquidator, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the liquidator shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company.

Article 10

EXCULPATION AND INDEMNIFICATION

10.1 Exculpation. No Member shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with Company Property or the affairs of the Company. To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of managers or officers of a Delaware limited liability company, no present or former manager or officer or other agent of the Company or of any Company Subsidiary, shall be subject to any personal liability whatsoever in tort, contract or otherwise, to the Company, any Members, any trustees of any Members or holders of units of beneficial interests of any Members, or any other Person. All Persons shall look solely to Company Property for satisfaction of claims of any nature arising in connection with the affairs of the Company. The Managing Member shall, at all times, at the expense of the Company, maintain insurance for the protection of Company Property, its Members, managers and agents in such amount as the Managing Member shall deem adequate, in the exercise of their discretion, to cover all foreseeable liability to the extent available at reasonable rates. Neither the amendment nor repeal of this Section 10.1, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 10.1, shall apply to or affect in any respect the applicability of the preceding sentences with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

10.2 Indemnification.

(a) The Managing Member and each Person appointed or employed by the Managing Member pursuant to Section 6.2, and the directors, officers, employees, managers and agents of the Managing Member and each such Person (each an “Indemnified Person” and collectively the “Indemnified Persons”), shall, to the fullest extent permitted by law, be indemnified out of Company Property and the assets of any Company Subsidiary against all claims, actions, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Company, the Liquidating Trust, the Sponsor Member or any other

Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of the Managing Member or a Person appointed by the Managing Member pursuant to Section 6.2 while in office or thereafter, by reason of his being or having been such Managing Member employee or agent including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Managing Member or Person in such capacity; and (ii) in the case of any director, officer, employee, manager or agent of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of Company Property and the assets of any Company Subsidiary, and no Member shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Managing Member may make advance payments in connection with indemnification under this Section 10.2, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Company in the event that it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Managing Member shall cause the Company to purchase such insurance as they believe, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such claims, actions, liabilities and expenses pursuant to this Section 10.2. Nothing contained herein shall restrict the right of the Managing Member to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

(b) Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Section 10.2 shall (i) be in addition to any liability which the Company may otherwise have and (ii) inure to the benefit of such Indemnitee, its Affiliates and their respective members, managers, directors, officers, employees, agents and Affiliates and any successors, assigns, heirs and personal representatives of such Persons.

Article 11

MISCELLANEOUS PROVISIONS

11.1 Notices. Any notice, demand, request or report required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by certified first class United States mail, return receipt requested, nationally recognized overnight delivery service, electronic mail or facsimile transmission (with receipt confirmed) to the Member at the address set forth on Exhibit A or such other address of which the Member shall notify the Managing Member in writing. Notices to the Managing Member and the Company shall be delivered at or mailed to its principal office address set forth in Section 2.3. The Managing Member and the Company may specify a different address by notifying the other Members in writing of such different address.

11.2 Governing Law. This Agreement shall be construed according to the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware.

11.3 Further Actions. Each of the Members agrees to execute, acknowledge and deliver such additional documents, and take such further actions, as may reasonably be required from time to time to carry out each of the provisions, and the intent, of the Agreement, and every agreement or document relating hereto, or entered into in connection herewith.

11.4 Survival of Rights. This Agreement shall be binding upon and, as to permitted or accepted successors, transferees and assigns, inure to the benefit of the Members and the Company and their respective heirs, legatees, legal representatives, successors, transferees and assigns, in all cases whether by the laws of descent and distribution, merger, reverse merger, consolidation, sale of assets, other sale, operation of law or otherwise.

11.5 Severability. In the event all or any part of any provision of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, such provision or part thereof so voided shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

11.6 Third Party Beneficiaries. Other than as expressly set forth herein with respect to Indemnitees, the provisions of this Agreement are solely for the purpose of defining the interests of the Members, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations, if any, of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any of the Members.

11.7 Partition. The Members agree that the Company Property that the Company may own or have an interest in is not suitable for partition. Each of the Members hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any Company Property in which the Company may at any time have an interest.

11.8 Entire Agreement. This Agreement constitutes the entire agreement of the Members with respect to, and supersedes all prior written and oral agreements, understandings and negotiations with respect to, the subject matter hereof.

11.9 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

11.10 Amendments. The Managing Member, without the consent of the other Members, may amend this Agreement in any respect; provided that the following amendments shall require the consent of the holder of a majority of the Special Interests:

(a) any amendment that would adversely affect the economic rights of the holders of the Special Interests or the rights of the holders of the Special Interests to receive the distributions payable to them hereunder;

(b) any amendment that would alter the Company’s allocations of Profit and Loss to the holders of the Special Interests;

(c) any amendment that would impose on the holders of the Special Interests any obligation to make additional Capital Contributions to the Company; or

(d) any amendment that would adversely affect the exculpation, indemnification or liability of the Sponsor Member.

11.11 Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

MANAGING MEMBER: DC INDUSTRIAL LIQUIDATING TRUST

By:	/s/ Joshua J. Widoff
Name:	Joshua J. Widoff
Title:	Executive Vice President, Secretary & General Counsel

SPONSOR MEMBER: INDUSTRIAL INCOME ADVISORS GROUP LLC

By	/s/ Gary M. Reiff
Name:	Gary M. Reiff
Title:	Executive Vice President & General Counsel

[Signature Page to Amended and Restated Limited Liability Company Agreement of

DC Liquidating Assets Holdco LLC]

APPENDIX A

DEFINED TERMS

As used in this Agreement, the following terms have the meanings set forth below:

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Company, (ii) all administrative costs and expenses of the Managing Member, including any salaries or other payments to directors, officers or employees of the Managing Member and any accounting and legal expenses of the Managing Member and any amount paid to any Person engaged to perform administrative services on behalf of the Managing Member, all of which expenses, the Members have agreed, are expenses of the Company and not the Managing Member, and (iii) to the extent not included in clauses (i) or (ii) above, Liquidating Trust Expenses.

“Affiliate” or “Affiliated” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, including the Exhibits and Appendices to this Agreement, as it may hereafter be amended in accordance with its terms.

“Capital Account” has the meaning ascribed thereto in Section 3.4 of this Agreement.

“Capital Contribution” means, with respect to each Member, the total amount of cash, cash equivalents, and the agreed value of any Retained Property or other asset (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) contributed or deemed to be contributed, as the context requires, to the Company by such Member pursuant to the terms of this Agreement. Any reference to the “Capital Contribution” of a Member shall include the Capital Contribution made by a predecessor holder of the Membership Interest of such Member.

“Carrying Value” means, with respect to any asset of the Company, the asset’s adjusted net basis for federal income tax purposes or, in the case of any asset contributed to the Company, the fair market value of such asset at the time of contribution, reduced by any amounts attributable to the inclusion of liabilities in basis pursuant to Section 752 of the Code, except that the Carrying Values of all assets may, at the discretion of the Managing Member, be adjusted to equal their respective fair market values (as determined by the Managing Member), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), as provided for in Section 3.4. In the case of any asset of the Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the allocations of net Profit and net Loss pursuant to Article 4 hereof rather than the amount of depreciation, depletion and amortization determined for federal income tax purposes.

“Certificate of Formation” has the meaning ascribed thereto in the Recitals to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of any succeeding law).

“Commission” means the Securities and Exchange Commission.

“Common Interests” has the meaning ascribed thereto in the Recitals to this Agreement.

“Company” has the meaning ascribed thereto in the Recitals to this Agreement.

“Company Minimum Gain” has the meaning ascribed thereto in Regulations Section 1.704-2.

“Company Property” means any assets of the Company, whether tangible or intangible, or any portion thereof.

“Control” (and the correlative terms “controlled by”, “controlling” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the business and affairs of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Delaware Act” has the meaning ascribed thereto in the Recitals to this Agreement.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to Company Property for such Fiscal Year; provided, however, that if the Gross Asset Value of Company Property differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or period bears to such beginning adjusted tax basis; provided further, however, that if the adjusted basis for federal income tax purposes of any Company Property at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the TMP.

“Fiscal Year” has the meaning ascribed thereto in Section 7.1.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Gross Asset Value” means, with respect to any Company Property, the Company Property’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any Retained Property contributed by a Member to the Company shall be the fair market value of such Retained Property as reasonably determined by the TMP and the contributing Member;

(b) the Gross Asset Values of all Company Property shall be adjusted to equal their respective fair market values, as reasonably determined by the TMP, as of the following times: (i) the acquisition of any additional interests in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company, and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the TMP determines, in its reasonable discretion, that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) the Gross Asset Value of any Company Property distributed to any Member shall be adjusted to equal the fair market value, as reasonably determined by the TMP, of such Company Property on the date of distribution; and

(d) the Gross Asset Value of each Company Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company Property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Value shall not be adjusted pursuant to this clause (d) to the extent the TMP determines, in its reasonable discretion, that an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Gross Asset Value of any Company Property has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Company Property for purposes of computing Profit and Losses.

“IIT” has the meaning ascribed thereto in the Recitals to this Agreement.

“Indemnitees” has the meaning ascribed thereto in Section 10.2(a) of this Agreement.

“Initial LLC Agreement” has the meaning ascribed thereto in the Recitals to this Agreement.

“Liquidating Trust” has the meaning ascribed thereto in the preamble to this Agreement.

“Liquidating Trust Agreement” has the meaning ascribed thereto in the Recitals to this Agreement.

“Liquidating Trust Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the Liquidating Trust, including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer or employee of the Liquidating Trust, (ii) costs and expenses relating to any public offering and registration, or private offering, of units of beneficial interest by the Liquidating Trust and all statements, reports, fees and expenses incidental thereto, and any costs and expenses associated with any claims made by any holders of such units of beneficial interest, (iii) costs and expenses associated with any repurchase of any units of beneficial interest by the Liquidating Trust, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Liquidating Trust under U.S. federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Liquidating Trust with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Liquidating Trust, (vii) costs and expenses incurred by the Liquidating Trust relating to the guarantee of any obligations of the Company or any of its Subsidiaries and (viii) all other operating or administrative costs of the Liquidating Trust incurred in the ordinary course of its business on behalf of or in connection with the Company.

“Managing Member” has the meaning ascribed thereto in the preamble to this Agreement.

“Member Nonrecourse Debt” has the meaning ascribed thereto in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability of the Company, determined in accordance with Regulations Sections 1.704-2(i)(2) and (3).

“Member Nonrecourse Deductions” has the meaning ascribed thereto in Regulations Section 1.704-2(i)(2).

“Members” means, collectively, all Persons who hold Membership Interests, each in such Person’s capacity as a Member of the Company. Reference to a “Member” shall be to any one of the Members.

“Membership Interest” means an ownership interest in the Company representing a Capital Contribution by a Member or its predecessor in interest and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Merger” has the meaning ascribed thereto in the Recitals to this Agreement.

“Merger Agreement” has the meaning ascribed thereto in the Recitals to this Agreement.

“Net Sales Proceeds” means, in the case of a transaction described in the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Managing Member, the Company, or any Property Company, including all real estate commissions, closing costs and legal fees and expenses and all indebtedness secured by a Retained Property or other asset that is the subject of such transaction and that is repaid or assumed in connection with such transaction. Net Sales Proceeds shall also include any amounts that the Managing Member determines, in its discretion, to be economically equivalent to proceeds of a Sale, including proceeds of any mortgage loan secured, directly or indirectly, by the Retained Properties, that are available for distribution to the Members after payment of expenses associated with the incurrence of such loan. Net Sales Proceeds shall not include any reserves established by the Managing Member in its sole discretion, unless and until such reserves are distributed to the Members.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(I), and the amount of Nonrecourse Deductions for a Company taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

(i) adjusted as set forth in Section 3.4 for all contributions and distributions during such year, and

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, unincorporated organization, governmental or regulatory body or other entity.

“Plan” has the meaning ascribed thereto in the Recitals to this Agreement.

“Profits” or “Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of income or loss required to be stated separately under Section 703(a)(1) of the Code) with the following adjustments:

(a) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses, will be considered an item of expense;

(b) Gain or loss resulting from any disposition of any property of the Company as determined for federal income tax purposes, and that is recognized for such purposes will be computed by reference to the Gross Asset Value of such property notwithstanding that the adjusted tax basis of such property may differ from its Gross Asset Value;

(c) In lieu of depreciation, amortization or other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account depreciation for the taxable year or other period;

(d) Any items of deduction or loss specially allocated pursuant to Sections 4.2-4.5 shall not be considered in determining Profits or Losses;

(e) Any increase or decrease to Capital Accounts as a result of any adjustment to the Gross Asset Value of a Company asset pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) shall constitute an item of increase or loss, as the case may be; and

(f) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss.

“Property Company” means any Subsidiary of the Company that owns, directly or indirectly, an interest in one or more Retained Properties.

“Real Estate Holdco” has the meaning ascribed thereto in the Recitals to this Agreement.

“Regulations” means the Federal income tax regulations promulgated by the Treasury Department under the Code, as such regulations may be amended from time to time. All references herein to a specific Section of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

“Regulatory Allocations” has the meaning ascribed thereto in Section 4.1(g).

“Reserves” means funds set aside by the Company as reserves in amounts that the Managing Member, in its sole discretion, deems reasonably necessary or prudent for payment of expenses not likely to be covered out of any other account of the Company.

“Retained Property” means any of the properties listed on Appendix B hereto.

“Sale” means any transaction or series of transactions whereby the Company, directly or indirectly through a Property Company, sells, grants, transfers, conveys, or relinquishes its ownership of any Retained Property or other material asset or portion thereof, including the lease of any Retained Property consisting of a building only, and including any event with respect to any Retained Property or other material asset which gives rise to a significant amount of insurance proceeds or condemnation awards.

“Special Interests” has the meaning ascribed thereto in the Recitals to this Agreement.

“Sponsor Member” has the meaning ascribed thereto in the preamble to this Agreement.

“Subsidiary” means any entity that with respect to another entity, would be treated as a consolidated subsidiary of such other entity according to GAAP.

“TMP” has the meaning ascribed thereto in the Section 4.2.

“Trustees” has the meaning ascribed thereto in the Recitals to this Agreement.

“Voting Stock” means capital stock issued by a corporation, partnership interests issued by a partnership, membership interests issued by a limited liability company, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

APPENDIX B

RETAINED PROPERTIES

Retained Property	Property Company	Location	City	State	Zip Code

Bluegrass DC II	IIT Bluegrass DC II LLC	NW corner of McFarland Parkway and McGinnis Ferry Road	Alpharetta	GA	30005

Redlands Distribution Center	IIT Redlands DC LP	NE Corner W. Lugonia and California St.	Redlands	CA	92374

Cajon DC	IIT Cajon DC LP	6207 N. Cajon Boulevard	San Bernardino	CA	92407

Lehigh Valley Crossing DC I	IIT Lehigh Valley Crossing DC I LLC	2929 Schoeneck Road	Macungie	PA	18062

Lehigh Valley Crossing DC II	IIT Lehigh Valley Crossing DC II LLC	3100 Alburtis Rd	Macungie	PA	18062

Lehigh Valley Crossing DC III	IIT Lehigh Valley Crossing DC III LLC	2918 Schoeneck Rd	Macungie	PA	18062

Tamarac Commerce Center II	IIT Tamarac Commerce Center II LLC	6201 North Nob Hill Rd	Tamarac	FL	33321

Tamarac Commerce Center III	IIT Tamarac Commerce Center III LLC	6900 Hiatus Rd	Tamarac	FL	33321

Miami DC III	IIT Miami DC III LLC	11001 NW 124th St	Medley	FL	33178

Miami DC III Land Bank	IIT Miami DC III Land LLC	10910 NW 124th St	Medley	FL	33178

Miami DC IV	IIT Miami DC IV LLC	11040 NW 124th St	Medley	FL	33178

EXHIBIT A

MEMBERS

Member (Name and Address)	Class of Membership Interest	% of Class
DC Industrial Liquidating Trust 518 17th Street, 17th Floor Denver, CO 80202 Attention: Dwight L. Merriman Chief Executive Officer Telephone No.: 303-226-9889 Facsimile No.: 303-869-4602	Common	100%

With copy to:

DC Industrial Liquidating Trust 518 17th Street, 17th Floor Denver, CO 80202 Attention: Josh Widoff Executive Vice President and General Counsel Telephone No.: 303-597-0483 Facsimile No.: 303-869-4602

Industrial Income Advisors Group LLC 518 17th Street, 17th Floor Denver, CO 80202 Attention: Evan Zucker Manager Telephone No.: 303-869-4600 Facsimile No.: 303-869-4602	Special	100%

With a copy to:

Industrial Income Advisors Group LLC

518 17th Street, 17th Floor

Denver, CO 80202

Attention: Gary Reiff

Executive Vice President and General Counsel

Telephone No.: 303-597-0483

Facsimile No.: 303-869-4602